UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2006

America's Car-Mart, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-14939

Texas	63-0851141
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

802 Southeast Plaza Avenue
Suite 200
Bentonville, Arkansas 72712
(Address of principal executive offices, including zip code)

479-464-9944
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 24, 2006, Colonial Auto Finance, Inc., a subsidiary of America's Car-Mart, Inc., a Texas corporation (the "Company"), entered into the Third Amendment to Amended and Restated Agented Revolving Credit Agreement (the "Amended ARCA") with a group of lenders, including Bank of Arkansas, N.A., Great Southern Bank, First State Bank of Northwest Arkansas, Sovereign Bank, First State Bank and Enterprise Bank & Trust ("Enterprise"), which amends the Amended and Restated Credit Agreement ("ARCA") entered into on June 23, 2005. Bank of Arkansas, N.A. serves as the agent for the lenders. The Amended ARCA increases the revolving credit commitment under the ARCA from $34.5 million to $40 million, by adding Enterprise as an additional lender.

The combined total for the Company's revolving lines of credit is now $50 million.

The description above is a summary and is qualified in its entirety by the Amended ARCA and the Promissory Note made by Colonial Auto Finance, Inc. in favor of Enterprise, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit 4.3        Third Amendment to Amended and Restated Agented Revolving Credit Agreement, dated February 24, 2006, among Colonial Auto Finance, Inc., as borrower, Bank of Arkansas, N.A., Great Southern Bank, First State Bank of Northwest Arkansas, Sovereign Bank, First State Bank and Enterprise Bank & Trust.

Exhibit 4.4        Promissory Note dated February 24, 2006 made by Colonial Auto Finance, Inc. in favor of Enterprise Bank & Trust.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart, Inc.

Date: February 27, 2006	By:	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
EX-4.3	Third Amendment to Amended and Restated Agented Revolving Credit Agreement, dated February 24, 2006.
EX-4.4	Promissory Note dated February 24, 2006 made by Colonial Auto Finance, Inc. in favor of Enterprise Bank & Trust.